UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 28, 2024

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 West Liberty Street, 12th Floor, Reno, Nevada 89501

(Address of principal executive offices, including zip code)

(775) 328-0100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2024, the Board of Directors (the “Board”) of Caesars Entertainment, Inc. (the “Company”) elected Rodney Williams to the Board, effective July 1, 2024, subject to customary regulatory approvals and requirements pending licensure. The election of Mr. Williams was reported under Item 5.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2024 (the “Original Form 8-K”). This Amendment No. 1 to Current Report on Form 8-K amends the Original Form 8-K to disclose that, on July 24, 2024, the Board approved the appointment of Mr. Williams to serve as a member of the Board’s Compensation Committee and Corporate Social Responsibility Committee and approved the appointment of Kim Harris Jones to serve as a member of the Board’s Audit Committee and Corporate Social Responsibility Committee, all such appointments effective October 1, 2024, subject to customary regulatory approvals.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT, INC.

Date: July 30, 2024	By:	/s/ Edmund L. Quatmann, Jr.
Edmund L. Quatmann, Jr.
Chief Legal Officer, Executive Vice President and Secretary